Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$16,585,190
Unrealized Gain (Loss) on Market Value of Commodity Futures	13,016,120
Dividend Income	3,901
Interest Income	8,204
ETF Transaction Fees	5,000
Total Income (Loss)	$29,618,415

Expenses
General Partner Management Fees	$139,290
Professional Fees	36,450
Brokerage Commissions	49,652
Directors' Fees and insurance	6,782
NYMEX License Fee	3,483
Total Expenses	$235,657
Net Income (Loss)	$29,382,758

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/21	$270,131,300
Additions (700,000 Shares)	9,678,278
Withdrawals (2,700,000 Shares)	(38,994,337)
Net Income (Loss)	29,382,758

Net Asset Value End of Month	$270,197,999
Net Asset Value Per Share (17,684,588 Shares)	$15.28

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596